UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2018

PhaseRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37772	20-4690620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Harrison Street, Suite 300 Seattle, Washington	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 805-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

As previously reported, on December 11, 2017, PhaseRx, Inc. (the “Company”) filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case No. 17-12890; the “Case”).

On January 10, 2018, the Company filed with the Bankruptcy Court a Motion of Debtor to Establish a Distribution Record Date for Distribution to All Equity Security Holders (the “Distribution Record Date Motion”), pursuant which the Company is seeking to set January 23, 2018 (the “Distribution Record Date”) as the distribution record date for all equity security holders. The proposed Distribution Record Date is the date prior to an auction for the sale of substantially all of the assets of the Company pursuant to the bidding procedures approved by the Bankruptcy Court.  Any cash distribution that will occur in the Case will be made to equity security holders of record as of the Distribution Record Date.  While the Company realizes that equity securities may trade after the Distribution Record Date, any distribution under any plan of liquidation to be filed in the Case will be made to the equity securities holders of record as of the Distribution Record Date.  The Company has requested that the Distribution Record Date Motion be heard by the Bankruptcy Court on January 26, 2018.  This is the same date that the Bankruptcy Court will consider approval of the sale of substantially all of the assets of the Company to the highest and best bidder at the auction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseRx, Inc.

Date: January 10, 2018	By:	/s/ Robert W. Overell
Robert W. Overell, Ph.D.
Chief Executive Officer